EXHIBIT 31.1

CERTIFICATION

I, John V. Faraci, certify that:

1.	I have reviewed this annual report on Form 10-K/A of International Paper Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 26, 2010

/s/ John V. Faraci
John V. Faraci, Chairman and Chief Executive Officer